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                                                                    Exhibit 5(b)

[LOGO OF LINCOLN NATIONAL LIFE INSURANCE CO.]

                  The Lincoln National Life Insurance Company
                          403(b) Annuity Application

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1.  PRODUCT                     Periodic                    Flexible Premium
                            [_] Multi Fund(R)               [_] Multi Fund(R) 4
                            [_] IFA                         [_] IFA
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2.  MARKET/SERVICE   [_] 403(b)   [_] ORP   [_] Other _______________
                     [_] 403(b) Employer Payments (LNL Serviced)
                     [_] 403(b) Employer Payments (Non-LNL Serviced)
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3.                           ANNUITANT INFORMATION

___________________________________________________ SS# _______________________
Last Name         First Name         Middle Initial

                                     Birthdate _______________ Sex [_] M  [_] F
___________________________________________________ Phone: Home (___)__________
Number and Street                                          Work (___)__________

___________________________________________________
City                       State          Zip Code
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4.                                BENEFICIARY

           Primary                Contingent        For ERISA plans only: Spouse
                                                    and have signature witnessed
Name ___________________    ______________________  by Plan Administrator or
                                                    notary Public if Primary
SS# ____________________    ______________________  Beneficiary is other than
                                                    Spouse.
Relationship ____________________  _______________
                                                    ____________________________
______________________________ [_] Not Married      Witnessed by: (Plan
Spouse Signature                                    Administrator or Notary
                                                    Public)

                                                    ____________________________
                                                    My Commission Expires:
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5.                             REMITTER INFORMATION

Employer Name _____________________________________________ Remitter # _________
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6.                      EXCLUSION ALLOWANCE INFORMATION

Date of Hire ______________ Annual Payments to Other Carriers $___________ Annual Salary $___________
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7.                                 PAYMENTS

                                 Periodic                   Amount
                                 Payment     Beginning      Changes    Beginning     *Payment
          Sources                 Amount       Mo/Yr          to         Mo/Yr       Frequency
EE Elective Deferral (G)       $__________  _____/_____  $__________  _____/_____   ___________

EE Excess Deferral (H)         $__________  _____/_____  $__________  _____/_____   ___________

EE  Mandatory Deferral (F)     $__________  _____/_____  $__________  _____/_____   ___________

ER Matching Payments (D)       $__________  _____/_____  $__________  _____/_____   ___________

EE Discretionary Payments (C)  $__________  _____/_____  $__________  _____/_____   ___________

                  -------------------------------------------
                             Months that payments
                             will not be received
                  -------------------------------------------
                       Jan.     April     July      Oct.
                  -------------------------------------------
                       Feb.      May     August     Nov.
                  -------------------------------------------
                      March     June      Sept.     Dec.
                  -------------------------------------------


                  -------------------------------------------
                              Payment Information
                  -------------------------------------------
                     Recurring Annual Payment      $_________

                     Additional Lump Sum Payment   $_________

                     Single Premium Amount         $_________
                  -------------------------------------------

                            -----------------------
                                  *Available
                                    Payment
                                  Frequencies
                            -----------------------

                                  (A) Annual
                               (S/A) Semi-Annual
                                 (Q) Quarterly
                                  (M) Monthly
                              (S/M) Semi-Monthly
                                (B/W) Bi-Weekly

                            -----------------------

                    --------------------------------------
                      Multi Fund (R) Funding Allocations
                          (Must Be Whole Percentages)
                                and Equal 100%
                    --------------------------------------
                    01  Growth & Income                  %
                    --------------------------------------
                    02  Bond                             %
                    --------------------------------------
                    03  Money Market                     %
                    --------------------------------------
                    04  Managed                          %
                    --------------------------------------
                    05  Special Opportunities            %
                    --------------------------------------
                    18  Global Asset Allocation          %
                    --------------------------------------
                    41  Social Awareness                 %
                    --------------------------------------
                    87  International                    %
                    --------------------------------------
                    2Q  Equity-Income                    %
                    --------------------------------------
                    2R  Aggressive Growth                %
                    --------------------------------------
                    2S  Capital Appreciation             %
                    --------------------------------------
                    4K  Delaware Emerging Growth         %
                    --------------------------------------
                    4L  Delaware Equity/Income           %
                    --------------------------------------
                    4M  Delaware Global Bond             %
                    --------------------------------------
                    55  Fixed Account                    %
                    --------------------------------------
                        TOTAL                          100
                    --------------------------------------


8. Remarks

_________________________________________

_________________________________________

_________________________________________
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9.                                REPLACEMENT

Will the proposed contract replace any existing annuity or insurance contract (including any Lincoln National contracts) which have been, or are being, reduced in premium amount, placed on paid-up, or surrendered? [_] Yes [_] No

If yes, provide the following information:

------------------------------   --------------------------   -----------------
Existing Company                 12-31-86 Value               12-31-88
                                                              Employee Elective
                                                              Deferrals

Is the account being replaced an IRC Section(b)(7) Custodial Account (mutual fund)? [_] Yes [_] No

Will there be a full or partial transfer to LNL [_] Yes [_] No
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10.        SUITABILITY (Must Be Completed for Multi Fund (R) contracts)

Number of dependents ____ Total family income $ ______________ Estimated net worth $ _______________ Occupation: ________________

Financial Objectives: [_] Long term growth [_] Maximum capital appreciation
[_] Preservation of capital [_] Income _______________________

I understand the representative has requested suitability information as required by the SEC, but I choose not to provide it.

                                  --------------------------------------
                                    Signature of Contract Owner
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11.                       403(b) DISCLOSURE STATEMENT

My Lincoln National representative has fully explained to me the distribution rules as they apply to my 403(b) contract as described in IRC Section 403(b)(11): I understand that effective January 1, 1989, IRC Section 403(b)(11) prohibits the distribution of post 1988 salary reduction elective deferrals and earnings from 403(b) contracts except in the event of one of the following:
     (1) attainment of age 59-1/2   (4) total and permanent disability of
     (2) separation from service        annuitant
     (3) death of annuitant         (5) financial hardship (in which event only
                                        the elective deferrals may be withdrawn)

I understand that other investment alternatives may be available under my employer's 403(b) program.
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12.           TELEPHONE TRANSFER AUTHORIZATION (for Multi Fund(R) only)

I hereby authorize and direct The Lincoln National Life Insurance Company to accept telephone instructions from any person who can furnish proper identification to shift units from any sub-account to any other sub-account and/or to change the allocation of future deposits. The undersigned agrees that LNL is not liable for any loss arising from any telephone exchange or change in allocation of future deposits. For additional information, see the center page of this application.

Initials of contract owner: _______________________
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13.                                 SIGNATURES

- UNDER PENALTY OF PERJURY, THE CONTRACT OWNER CERTIFIES THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS IN THIS APPLICATION.
- I UNDERSTAND THE 403(B) DISCLOSURE STATEMENT IN SECTION 11.
  IF I HAVE APPLIED FOR A VARIABLE ANNUITY CONTRACT, I ACKNOWLEDGE RECEIPT OF A PROSPECTUS.
- I UNDERSTAND ALL PAYMENTS AND VALUES PROVIDED BY A CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

Signed at
         --------------------------  -----------------------------  ------------
           City, State                 Signature of Annuitant         Date

Employer signature required for plans
owned by employer:                   -----------------------------  ------------
                                       Signature of Contract Owner    Date
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14.                          REPRESENTATIVE REPORT

- The representative certifies that an appropriate exclusion allowance was calculated for the named participant in accordance with current tax laws and regulations.
- Do you have any knowledge or reason to believe that the proposed contract will replace any existing annuity or insurance contracts (including any Lincoln National contracts) which have been, or are being, reduced in premium amount, placed on paid up or surrendered)? [_] Yes [_] No
  If yes, provide details ______________________________________________________

  Representative's Compensation Election: [_] A [_] B [_] C
  (Only available for LFG Reps. and Periodic Business)


                          ---------------------------------------   ------------
                            Signature of Representative               Date
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15.               REPRESENTATIVE USE ONLY (must be completed)

               Name                    SSN             SA Code           %

        -------------------   --------------------   ------------    -----------
        (servicing agent)

        -------------------   --------------------   ------------    -----------

        -------------------   --------------------   ------------    -----------

        -------------------   --------------------   ------------    -----------
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16.                           HOME OFFICE USE ONLY

          ------------------------------------------   --------------
           Authorized Reviewer/Approver                  Date
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

[LINCOLN NATIONAL LOGO]         LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                NATIONAL DISTRIBUTOR, LINCOLN NATIONAL LIFE
                                VARIABLE ANNUITY ACCOUNT C CONTRACTS
                                P.O. BOX 2340, FORT WAYNE, INDIANA 46801-2340



                        Telephone Transfer Information

  The following information explains the use of the Lincoln National Variable Annuity Account C Telephone Exchange Program...Here's how it works.

  By indicating that you wish to have telephone transfer authorization on the attached application, you authorize and direct LNL to act on telephone instructions, from any person who can furnish proper identification, to shift units from any sub-account to any other sub-account. LNL reserves the right to refuse at any time any telephone instructions if the caller cannot properly identify themselves by providing the name, contract number, date of birth and social security number of the account.

  This authorization will remain in effect until LNL receives written notice of any change. The contract owner agrees that LNL is not liable for any loss arising from a telephone exchange.

  There is currently no restriction on the number of shifts allowed. However, Lincoln National retains the right to limit shifts to once every 30 days. The minimum transfer amount is $500. If, after the shift, a balance of less than $500 would remain in any one Fund, the entire fund value will be shifted. When shifting from the fixed account, the maximum that can be transferred is 25% of the fixed value in any 12 month period.

  The telephone exchange service cannot be used to redeem units for cash in any LNL Variable Annuity sub-account.

  By calling toll-free 800-348-1212, exchanges for Variable Annuity Account C sub-account units will be made at their respective unit values at the close of the business day on which telephone instructions are received from any person provided such instructions are received by 4:00 p.m. Eastern Standard Time. (Instructions received after 4:00 p.m. are effective at the close of business the following business day). The allocation of future deposits may also be requested by calling this number.

               NOTE:  Please retain this form for your records.